APPLIED SIGNAL TECHNOLOGY, INC.
                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-21236) pertaining to the Applied Signal Technology, Inc. Non-Incentive Stock Option Plan of our report dated December 12, 1997, with respect to the financial statements of Applied Signal Technology, Inc. included in this Annual Report (Form 10-K) for the year ended
October 31, 1997.

                                                        /s/ Ernst & Young LLP

Palo Alto, California
January 29, 1998